Exhibit 10.17

SECOND AMENDMENT TO CREDIT AGREEMENT
AND LIMITED WAIVER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment"), effective as of the 12th day of November, 2014, is entered into by and among AMERICAN ELECTRIC TECHNOLOGIES, INC., a Florida corporation (the "Borrower"), the Guarantors party hereto (the "Guarantors") and JPMORGAN CHASE BANK, N.A. (the "Lender").

RECITALS

WHEREAS, the Borrower and the Lender entered into that certain Amended and Restated Credit Agreement dated as of November 30, 2013 (as amended, the "Credit Agreement"); and

WHEREAS, the Borrower has also requested that the Lender amend certain provisions of the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lender waive compliance with Section 6.14 of the Credit Agreement for the calendar quarter ending September 30, 2014; and

WHEREAS, the Lender is willing to so amend and waive compliance with the Credit Agreement, in each case, subject to the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors and the Lender agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendment to Section 1.01 of the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new definition in proper alphabetical order:

"Second Amendment Effective Date" means November 12, 2014.

(b) Section 1.01 of the Credit Agreement is hereby amended to restate the definition of the following terms in their entirety as follows:

"Applicable Margin" means, (a) for any day from and after the Effective Date to but excluding the Second Amendment Effective Date, (i) with respect to any CBFR Loan, 1.00% per annum and (b) with respect to any Eurodollar Loan, 3.25% per annum and (b) for any day from and after the Second Amendment Effective Date, (i) with respect to any CBFR Loan, 0.25% per annum and (ii) with respect to any Eurodollar Loan, 3.00% per annum.

"Fixed Charge Coverage Ratio" means, as of the date of determination, the ratio of (a) the sum of (i) operating profit from the Borrower's Domestic Subsidiaries, plus (ii) depreciation, plus (iii) cash from foreign joint ventures, minus (iv) non-financed capital expenditures (other than costs incurred in connection with the expansion of the Beaumont Facility up to an amount equal to $4,900,000), all for the four quarter period then ended, to (b) the sum of (i) the current portion of long-term Indebtedness, plus (ii) interest expense, plus (iii) Taxes, plus (iv) Dividends, plus (v) payments in respect of Capital Lease Obligations, all for the same period.

"Maturity Date" means October 1, 2017.

3. Amendment to Section 2.15 of the Credit Agreement. The first sentence of Section 2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"The Borrower shall pay to the Lender a commitment fee, which shall accrue at a rate equal to (a) 0.30% on the daily amount of the unused Commitment during the period from and including the Effective Date to but excluding the Second Amendment Effective Date and (b) 0.40% on the daily amount of the unused Commitment during the period from and including the Second Amendment Effective Date to but excluding the date on which the Commitment terminates."

4. Amendment to Section 6.04 of the Credit Agreement. Clause (j) of Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(j) Investments by the Borrower in Foreign Subsidiaries in an aggregate amount for all such Investments not to exceed $1,500,000 during the term of this Agreement."

5. Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Section 6.14 Net Profit. The Borrower will not permit, (a) as of the end of the calendar quarter ending December 31, 2014, its net income for the three month period most recently ending to be less than $1.00, and (b) as of the end of each calendar quarter thereafter, its net income for the six month period most recently ending to be less than $1.00."

6. Limited Waiver. Subject to the terms and conditions set forth herein, the Lender hereby waives compliance with Section 6.14 of the Credit Agreement for the calendar quarter ending September 30, 2014. The waiver set forth in this Section 6 (the "Waiver") is limited to the extent specifically set forth above, and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby. The waiver is granted only with respect to compliance with Section 6.14 for the Credit Agreement for the calendar quarter ended September 30, 2014, and shall not apply to any violation of Section 6.14 of the Credit Agreement with respect to any calendar quarter other than the calendar quarter ended September 30, 2014, or to any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document.

7. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

(a) no Default or Event of Default shall exist;

(b) the Lender shall have received counterparts of this Amendment duly executed by the Borrower and the Guarantors;

(c) the Lender shall have received payment of all fees and reasonable, out of pocket expenses (including the reasonable fees and disbursements of Andrews Kurth LLP) due in connection with this Amendment; and

(d) the Lender shall have received such other consents, approvals or documents as the Lender may reasonably request.

8. Ratification. The Borrower and the Guarantor hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Except as expressly stated in Section 6 of this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of the Lender created by or contained in any of such documents nor is the Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

9. Representations and Warranties. The Borrower and the Guarantor hereby represent and warrant to the Lender that (a) this Amendment has been duly executed and delivered on behalf of Borrower and the Guarantor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties made by it in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date, (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and the Guarantor.

10. Release and Indemnity.

(a) The Borrower and the Guarantor hereby release and forever discharge the Lender and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower, the Guarantor or their representatives and the Lender or any of its directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower or the Guarantor including any such caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

(b) The Borrower and the Guarantor hereby ratify the indemnification provisions contained in the Loan Documents, including, without limitation, Section 8.03 of the Credit Agreement, and agree that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

11. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or other electronic form (i.e., "PDF") each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

12. Governing Law. This Amendment shall be construed, and the rights of the parties hereto determined, in accordance with and governed by the law of the State of Texas.

13. Final Agreement of the Parties. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES IN RELATION TO MATTERS DESCRIBED HEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

AMERICAN ELECTRIC TECHNOLOGIES, INC.,
a Florida corporation

By:	/s/ Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	SVP, CFO & Secretary

GUARANTOR:

M&I ELECTRIC INDUSTRIES, INC.,
a Texas corporation

By:	/s/ Andrew L. Puhala
Name:	Andrew L. Puhala
Title:	Vice President & Secretary

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Morgan
Name:	Robert Morgan
Title:	Authorized Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert Morgan
Name:	Robert Morgan
Title:	Authorized Officer

Signature Page to Second Amendment to Credit Agreement and Limited Waiver